UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 28, 2010 (May 27, 2010)

MID-AMERICA APARTMENT COMMUNITIES, INC.
(Exact name of registrant as specified in its charter)

TENNESSEE	1-12762	62-1543819
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6584 Poplar Avenue, Suite 300
Memphis, Tennessee	38138
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (901) 682-6600

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

On May 27, 2010, the registrant held its 2010 Annual Meeting of Shareholders. The following matters were submitted to a vote of the shareholders of record as of March 19, 2010 through the solicitation of proxies:

1.	To elect eight directors to serve for one year and until their successors have been duly elected and qualified; and
2.	To ratify the selection of Ernst & Young LLP as the registrant’s independent registered public accounting firm for 2010.

All eight nominees were elected to serve for one year and until their successors have been duly elected and qualified. The results of the election were as follows:

			Broker
	For	Withheld	Non-Votes
H. Eric Bolton, Jr.	23,499,985	610,898	2,717,610
Alan B. Graf, Jr.	16,436,788	7,674,095	2,717,610
John S. Grinalds	23,889,393	221,490	2,717,610
Ralph Horn	22,325,007	1,785,876	2,717,610
W. Reid Sanders	23,903,445	207,438	2,717,610
William B. Sansom	23,215,074	895,809	2,717,610
Philip W. Norwood	23,996,811	114,072	2,717,610
Simon R.C. Wadsworth	23,599,649	511,234	2,717,610

Ernst & Young LLP was ratified to serve as the registrant’s independent registered public accounting firm for 2010. The results of the election were as follows:

For	Against	Abstain
26,751,466	56,109	20,916

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MID-AMERICA APARTMENT COMMUNITIES, INC.
Date: May 28, 2010	/s/Albert M. Campbell, III
Albert M. Campbell, III
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)